SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2002

UNITED AUTO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12297	22-3086739

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13400 Outer Drive West Detroit, MI		48239

(Address of Principal Executive Offices)		(Including Zip Code)

313-592-7311

(Registrant’s Telephone Number, Including Area Code)

SIGNATURES
EXHIBIT INDEX
Press Release Dated August 15, 2002

Item 7. Financial Statements and Exhibits

Exhibit 99.1 - Press Release of United Auto Group, Inc. (the “Company”), dated August 15, 2002.

Item 9. Regulation FD Disclosure

On August 15, 2002, United Auto Group, Inc. issued a press release announcing it has entered into an agreement to repurchase approximately one million shares of its common stock from Combined Specialty Insurance Company (“AON”) under its previously announced 3.0 million share repurchase program. In addition, the Company announced that Penske Corporation, the Company’s largest shareholder, agreed to acquire approximately 100,000 shares of the Company’s common stock from AON. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 15, 2002	United Auto Group, Inc.

		By:	/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.
		Its:	Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Sequential Page Number

Exhibit 99.1	Press Release of United Auto Group, Inc., dated August 15, 2002